GMAC05-AR5-V2 - Price/Yield - 5A1									10s

Balance	[Contact Desk]	Delay	17	WAC(5)	5.5980	WAM(5)	359
Coupon	5.3480	Dated	8/1/2005	NET(5)	5.3480	WALA(5)	1
Settle	8/31/2005	First Payment	9/18/2005

* PAYS GROUP NET WAC LESS [0.000%] THROUGH MONTH 119, THEN NET WAC LESS [0.000]%. EFFECTIVE NET MARGIN EQUALS APPROX. [2.500]%
RUN TO EARLIEST OF EACH UNDERLYING LOAN'S RESET AND 10% CALL						CALCULATED AS OF CUT-OFF DATE COLLATERAL INFORMATION

Price	15 CPB - Call (N)	20 CPB - Call (N)	22 CPB - Call (N)	25 CPB - Call (N)	27 CPB - Call (N)	30 CPB - Call (N)	35 CPB - Call (N)	40 CPB - Call (N)	45 CPB - Call (N)

98-11	5.7700	5.8464	5.8799	5.9337	5.9719	6.0323	6.1417	6.2625	6.3949
98-19	5.7041	5.7666	5.7940	5.8380	5.8692	5.9185	6.0079	6.1067	6.2148
98-27	5.6386	5.6872	5.7085	5.7427	5.7670	5.8054	5.8749	5.9517	6.0358
99-03	5.5734	5.6081	5.6234	5.6479	5.6653	5.6928	5.7426	5.7976	5.8579
99-11	5.5084	5.5295	5.5388	5.5536	5.5642	5.5808	5.6110	5.6444	5.6809
99-19	5.4437	5.4512	5.4545	5.4598	5.4636	5.4695	5.4802	5.4921	5.5051
99-27	5.3793	5.3733	5.3707	5.3665	5.3635	5.3587	5.3501	5.3406	5.3302
100-03	5.3152	5.2958	5.2873	5.2736	5.2639	5.2485	5.2207	5.19	5.1564
100-11	5.2514	5.2186	5.2043	5.1812	5.1648	5.1389	5.0921	5.0403	4.9835
100-19	5.1879	5.1418	5.1216	5.0892	5.0662	5.0299	4.9641	4.8913	4.8117
100-27	5.1246	5.0654	5.0394	4.9978	4.9682	4.9214	4.8368	4.7433	4.6408
101-03	5.0616	4.9893	4.9576	4.9067	4.8706	4.8136	4.7102	4.596	4.4710
101-11	4.9989	4.9136	4.8762	4.8162	4.7736	4.7062	4.5843	4.4496	4.3021
101-19	4.9364	4.8382	4.7952	4.7260	4.6770	4.5995	4.4591	4.304	4.1342
101-27	4.8742	4.7632	4.7145	4.6364	4.5809	4.4933	4.3346	4.1592	3.9672
102-03	4.8123	4.6885	4.6342	4.5471	4.4853	4.3876	4.2107	4.0152	3.8012
102-11	4.7507	4.6142	4.5543	4.4583	4.3902	4.2825	4.0875	3.872	3.6361

WAL	4.78	3.87	3.57	3.17	2.93	2.62	2.19	1.86	1.59
Principal Window	Sep05 - Jul15	Sep05 - Jul15	Sep05 - Jul15	Sep05 - Jul15	Sep05 - Jul15	Sep05 - Jul15	Sep05 - Jul15	Sep05 - Jul15	Sep05 - Jul15
Payment # Months	119	119	119	119	119	119	119	119	119

LIBOR_1YR	4.0813	4.0813	4.0813	4.0813	4.0813	4.0813	4.0813	4.0813	4.0813
Prepay	15 CPB	20 CPB	22 CPB	25 CPB	27 CPB	30 CPB	35 CPB	40 CPB	45 CPB
Optional Redemption	Call (N)	Call (N)	Call (N)	Call (N)	Call (N)	Call (N)	Call (N)	Call (N)	Call (N)

Note: Assumes 4.45% Initial Subordination to AAA. Subject to +/-1.00% variance.

Disclaimer: The analyses, calculations, and valuations herein are based on certain assumptions and data provided by third parties which may vary from the actual									20-Jun-05
characteristics of the pool. Credit Suisse First Boston LLC makes no representation that such analyses or calculations are accurate or that such valuations
represent levels where actual trades may occur. Investors should rely on the information contained in or filed in connection with the prospectus / prospectus supplement.								Preliminary - Subject to 5% Variance